August 11, 2008
Dennis Lohouse, CFA Bryce Capital Growth Fund 2 Thornell Road Pittsford, New York 14534
In planning and performing our audit of the financial statements of Bryce Capital Growth Fund for the year ended December 31,
2007, in accordance with auditing standards generally accepted in the United States of America, we considered Bryce Capital Growth Funds internal control over financial reporting (internal control) as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the companies internal control. Accordingly, we do not express an opinion on the effectiveness of the companies internal control. Our consideration of internal control was for the limited purpose described in the preceding paragraph and would not necessarily identify all deficiencies in internal control that might be significant deficiencies or material weaknesses. However, as discussed below, we identified certain deficiencies in internal control that standards require us to communicate to you as significant deficiencies. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions,to prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency, or a combination of control deficiencies, that adversely affects the entitys ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entitys financial statements that is more than inconsequential will not be prevented or detected by the entitys internal control.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
We consider the following deficiencies to be significant deficiencies in internal control.

Dennis Lohouse, CFA August 11, 2008 Bryce Capital Growth Fund Page 2 Financial Statement Preparation
The preparation and assembly of the financial statements and related footnotes and disclosures were done by management.
Entities subject to filing financial statements with the SEC must be able to prepare financial statements without assistance from the external auditor. As part of our audit procedures we examined the financial statements and required disclosures as prepared by management of the Fund. We noted various individual line items and disclosures in the financial statements and related notes in which required changes.
We recommend the Fund reviews all financial statement and related disclosure amounts as part of the preparation procedures.

Bookkeeping
As part of our audit procedures we examined the journal entries made by the Funds external fund accountant and the corresponding general ledger accounts. We noted various entries in which the fund accountant did not have proper authorization to
prepare an entry and had incomplete supporting documentation.
We also noted untimely review of journal entries and information posted to general ledger by the Fund. We recommend the fund reviews all entries made by the external fund accountant, at minimum, on a
quarterly basis.   This communication is intended solely for the
information and use of management, and is not intended to be and should not be used by anyone other than these specified parties.
We will review the status of these comments during our next audit engagement. We have already discussed these comments and suggestions with various Company personnel, and we will be pleased to discuss it in further detail at your convenience, to perform any additional study of this matter, or to assist you in implementing the recommendation.

If you have any questions in regard to this letter or the audit work, please feel free to contact us.
      Very truly yours,
       Rotenberg & Co., LLP